EXHIBIT 23

KB HOME AND CONSOLIDATED SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-14977), as amended, of KB Home,

(2) Registration Statement (Form S-3 No. 333-41549) of KB Home,

(3) Registration Statement (Form S-3 No. 333-51825), as amended, of KB Home,

(4) Registration Statement (Form S-3 No. 333-71630), as amended, of KB Home,

(5) Registration Statement (Form S-3 No. 333-120458) of KB Home,

(6) Registration Statement (Form S-3 No. 333-154432) of KB Home,

(7) Registration Statement (Form S-8 No. 33-11692) pertaining to the 1986 Stock Option Plan, and

(8)	Registration Statement (Form S-8 No. 333-129273) pertaining to the 1988 Employee Stock Plan, the 1998 Stock Incentive Plan, the Performance-Based Incentive Plan for Senior Management, the Non-Employee Directors Stock Plan, the 401(k) Savings Plan, the 1999 Incentive Plan, the 2001 Stock Incentive Plan, certain stock grants and the resale of certain shares by officers of the Company;

of our reports dated January 26, 2009 with respect to the consolidated financial statements of KB Home, and the effectiveness of internal control over financial reporting of KB Home, included in this Annual Report (Form 10-K) for the year ended November 30, 2008.

Los Angeles, California
January 28, 2009